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                                                                      EXHIBIT 24

                           SMITHWAY MOTOR XPRESS CORP.

                               Powers of Attorney

     The undersigned directors of Smithway Motor Xpress Corp., a Nevada corporation, do hereby make, constitute and appoint G. Larry Owens and Douglas
C. Sandvig, and either of them, the undersigned's true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned's name, place and stead, to sign and file with the Securities and Exchange Commission under the Securities Act of 1934, as amended, the Company's Annual Report on Form 10-K for the year ended December 31, 2006, any and all amendments and exhibits to such Annual Report on Form 10-K and any and all applications, instruments, and other documents to be filed with the Securities and Exchange Commission pertaining to such Annual Report on Form 10-K or any amendments thereto, granting unto said attorneys-in-fact, and either of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

     IN WITNESS WHEREOF, each of the undersigned have hereunto set their hands as of April 2, 2007.


/s/ Terry G. Christenberry
-------------------------------------
Terry G. Christenberry


/s/ Labh S. Hira
-------------------------------------
Labh S. Hira


/s/ Herbert D. Ihle
-------------------------------------
Herbert D. Ihle


/s/ Marlys L. Smith
-------------------------------------
Marlys L. Smith